Exhibit 10.10

MASTER SECURITY AGREEMENT

To:	Valens U.S. SPV I, LLC, as Agent c/o Valens Capital Management, LLC 335 Madison Avenue, 10th floor New York, New York 10017

Date: September 18, 2007

To Whom It May Concern:

1. To secure the payment of all Obligations (as hereafter defined), True North Energy Corporation, a Nevada corporation (“TNEC”), ICF Energy Corporation, a Texas corporation (“ICF”, and together with TNEC, the “Companies” and each a “Company”), each of the other undersigned parties (other than Valens U.S. SPV I, LLC, as agent (the “Agent”) for the Purchasers (as defined in the Securities Purchase Agreement defined herein)) and each other entity that is required to enter into this Master Security Agreement (each an “Assignor” and, collectively, the “Assignors”) hereby assigns and grants to the Agent, for the ratable benefit of the Creditor Parties (as defined in the Securities Purchase Agreement), a continuing security interest in all of the following property now owned or at any time hereafter acquired by such Assignor, or in which such Assignor now has or at any time in the future may acquire any right, title or interest:

(a) All cash, cash equivalents, accounts, accounts receivable, deposit accounts (including, without limitation, Lockbox Deposit Accounts (as defined below), inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes), contract rights, general intangibles (including, without limitation, payment intangibles and an absolute right to license on terms no less favorable than those currently in effect among such Assignor’s affiliates), chattel paper, supporting obligations, investment property (including, without limitation, all equity interests owned by any Assignor), letter-of-credit rights, all commercial tort claims set forth on Schedule C, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which such Assignor now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor;

(b) All of those certain Oil and Gas Leases and Lands (all such Oil and Gas Leases and Lands being herein called the “Subject Interests,” as hereinafter further defined) which are described in Exhibit A and/or to which reference may be made in Exhibit A and/or which are covered by any of the leases described on Exhibit A hereto;

(c) All rights, titles, interests and estates now owned or hereafter acquired by such Assignor in and to (i) any and all properties now or hereafter pooled or unitized with any of the Subject Interests, and (ii) all presently existing or future operating agreements and unitization, communitization and pooling agreements and the units operated thereby to the extent the same relate to all or any part of the Subject Interests, including, without limitation, all units formed under or pursuant to any applicable laws (the rights, titles, interests and estates described in this clause (b) also being included within the term “Subject Interests” as used herein);

(d) All presently existing and future agreements entered into between such Assignor and any third party that provide for the acquisition by such Assignor of any interest in any of the properties or interests specifically described in Exhibit A or which relate to any of the properties and interests specifically described in Exhibit A;

(e) The Hydrocarbons (as defined below) (including inventory) which are in, under, upon, produced or to be produced from or attributable to the Lands (as defined below);

(f) The Accounts and Contract Rights (as defined below);

(g) The Operating Equipment (as defined below);

(h) The Well Data (as defined below);

(i) The rights and security interests of such Assignor held by such Assignor to secure the obligation of the first purchaser to pay the purchase price of the Hydrocarbons;

(j) All surface leases, rights-of-way, franchises, easements, servitudes, licenses, privileges, tenements, hereditaments and appurtenances now existing or in the future obtained in connection with any of the aforesaid, and all other items of value and incident thereto which such Assignor may, at any time, have or be entitled; and

(k) All and any different and additional rights of any nature, of value or convenience in the enjoyment, development, operation or production, in any way, of any property or interest included in any of the foregoing clauses, and in all revenues, income, rents, issues, profits and other benefits arising therefrom or from any contract now in existence or hereafter entered into pertaining thereto, and in all rights and claims accrued or to accrue for the removal by anyone of Hydrocarbons from, or other act causing damage to, any of such properties or interests.

All the aforesaid properties, rights and interests set forth in clauses (a) through (h) above, together with any and all substitutions, replacements, corrections or amendments thereto, or renewals, extensions or ratifications thereof, or of any instrument relating thereto, and together with any additions thereto which may be subject to the Agent’s Lien (as defined below), being hereinafter called the “Collateral”.

As used herein, the following terms shall have the following meanings:

“Accounts and Contract Rights” shall mean all accounts (including accounts in the form of joint interest billings under applicable operating agreements), contract rights and general intangibles of any Assignor now or hereafter existing, or hereafter acquired by, or on behalf of, any Assignor, or any Assignor’s successors in interest, relating to or arising from the ownership, operation and development of the Collateral and to the production, processing, treating, sale, purchase, exchange or transportation of Hydrocarbons (defined below) produced or to be produced from or attributable to the Collateral or any units or pooled interest units in which all or a portion of the Collateral forms a part, together with all accounts and proceeds accruing to any Assignor attributable to the sale of Hydrocarbons produced from the Collateral or any units or pooled interest units in which all or a portion of the Collateral forms a part.

“Hydrocarbons” shall mean oil, gas, coalbed methane gas, casinghead gas, drip gasolines, natural gasoline, condensate, distillate, as-extracted collateral and all other liquid or gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, byproducts and all other substances derived therefrom or the processing thereof, and all other minerals and substances, including, but not limited to, sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium and any and all other minerals, ores, or substances of value and the products and proceeds therefrom, including, without limitation, all gas resulting from the in-situ combustion of coal or lignite.

“Lands” shall mean the lands described in Exhibit A and shall include any lands, the description of which is contained in Exhibit A or incorporated in Exhibit A by reference to another instrument or document, including, without limitation, all lands described in the Oil and Gas Leases listed on Exhibit A hereto, and shall also include any lands now or hereafter unitized, pooled, spaced or otherwise combined, whether by statute, order, agreement, declaration or otherwise, with lands the description of which is contained in Exhibit A or is incorporated in Exhibit A by reference.

“Lien” shall mean any mortgage, deed of trust, collateral assignment, lien, pledge, charge, security interest or other encumbrance.

“Oil and Gas Leases” shall mean oil, gas and mineral leases, oil and gas leases, oil leases, gas leases, other mineral leases, subleases, top leases, any rights resulting in an ownership interest in Hydrocarbons and all operating rights relating to any of the foregoing (whether operated by virtue of such leases, or assignments or applicable operating agreements), and all other interests pertaining to any of the foregoing, including, without limitation, all royalty and overriding royalty interests, production payments and net profit interests, mineral fee interests, and all reversionary, remainder, carried and contingent interests relating to any of the foregoing and all other rights therein which are described and/or to which reference may be made on Exhibit A.

“Operating Equipment” shall mean all Personal Property (as defined below) and fixtures affixed or situated upon all or any part of the Collateral, including, without limitation, all surface or subsurface machinery, equipment, facilities or other property of whatsoever kind or nature now or hereafter located on any of the Lands which are useful for the production, treatment, storage or transportation of oil or gas, including, but not by way of limitation, all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumping units and engines, Christmas trees, derricks, separators, gun barrels, flow lines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), power plants, poles, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks and shipping facilities.

“Personal Property” shall mean that portion of the Collateral that is personal property.

“Well Data” shall mean all logs, drilling reports, division orders, transfer orders, operating agreements, contracts and other agreements, abstracts, title opinions, files, records, seismic data, memoranda and other information in the possession or control of any Assignor or to which any Assignor has access relating to the Lands and/or any wells located thereon.

2. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings provided such terms in the Securities Purchase Agreement referred to below. All items of Collateral which are defined in the UCC shall have the meanings set forth in the UCC. For purposes hereof, the term "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Master Security Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

3. The term “Obligations” as used herein shall mean and include all debts, liabilities and obligations owing by each Assignor to any Creditor Party arising under, out of, or in connection with: (i) that certain Securities Purchase Agreement dated as of the date hereof by and among the Companies, the Purchasers (as therein defined) and the Agent (the “Securities Purchase Agreement”) and (ii) the Related Agreements referred to in the Securities Purchase Agreement (the Securities Purchase Agreement and each Related Agreement, as each may be amended, modified, restated or supplemented from time to time, collectively, the “Documents”), and in connection with any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, and in connection with any other indebtedness, obligations or liabilities of each such Assignor to any Creditor Party, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, including, without limitation, obligations, liabilities and indebtedness of each Assignor for post-petition interest, fees, costs and charges that accrue after the commencement of any case by or against such Assignor under any bankruptcy, insolvency, reorganization or like proceeding (collectively, the “Debtor Relief Laws”) in each case, irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any Assignor under any Debtor Relief Law.

4. Each Assignor hereby jointly and severally represents, warrants and covenants to the Agent that:

(a) it is a corporation, partnership or limited liability company, as the case may be, validly existing, in good standing and formed under the respective laws of its jurisdiction of formation set forth on Schedule B, and each Assignor will provide the Agent thirty (30) days’ prior written notice of any change in any of its respective jurisdiction of formation;

(b) its legal name is as set forth in its Certificate of Incorporation or other organizational document (as applicable) as amended through the date hereof and as set forth on Schedule B, and it will provide the Agent thirty (30) days’ prior written notice of any change in its legal name;

(c) its organizational identification number (if applicable) is as set forth on Schedule B hereto, and it will provide the Agent thirty (30) days’ prior written notice of any change in its organizational identification number;

(d) it is the lawful owner of its Collateral and it has the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities;

(e) it will keep its Collateral free and clear of all attachments, levies, taxes, liens, security interests and encumbrances of every kind and nature (“Encumbrances”), except (i) Encumbrances securing the Obligations and (ii) Encumbrances securing indebtedness of each such Assignor not to exceed $75,000 in the aggregate for all such Assignors so long as all such Encumbrances are removed or otherwise released to the Agent’s satisfaction within ten (10) days of the creation thereof;

(f) it will, at its and the other Assignors’ joint and several cost and expense keep the Collateral in good state of repair (ordinary wear and tear excepted) and will not waste or destroy the same or any part thereof other than ordinary course discarding of items no longer used or useful in its or such other Assignors’ business;

(g) it will not, without the Agent’s prior written consent, sell, exchange, lease or otherwise dispose of any Collateral, whether by sale, lease or otherwise, except for the sale of inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out equipment or equipment no longer necessary for its ongoing needs, having an aggregate fair market value of not more than $25,000 and only to the extent that:

(i) the proceeds of each such disposition are used to acquire replacement Collateral which is subject to the Agent’s first priority perfected security interest, or are used to repay the Obligations or to pay general corporate expenses; or

(ii) following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to the Agent to be held as cash collateral for the Obligations;

(h) it will insure or cause the Collateral to be insured in the Agent’s name (as additional insured and lender loss payee) against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as the Agent shall specify in amounts and under policies by insurers acceptable to the Agent and all premiums thereon shall be paid by such Assignor and the policies delivered to the Agent. If any such Assignor fails to do so, the Agent may procure such insurance and the cost thereof shall be promptly reimbursed by the Assignors, jointly and severally, and shall constitute Obligations;

(i) it will expressly agree that if additional loss payees and/or lender loss payees, other than the Agent, are named to the Collateral, the Agent will always be assigned to first lien position until all Obligations have been met;

(j) it will at all reasonable times allow any Creditor Party or such Creditor Party’s representatives free access to and the right of inspection of the Collateral;

(k) such Assignor (jointly and severally with each other Assignor) hereby indemnifies and saves each Creditor Party harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys’ fees, that any Creditor Party may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Master Security Agreement or in the prosecution or defense of any action or proceeding either against any Creditor Party or any Assignor concerning any matter growing out of or in connection with this Master Security Agreement, and/or any of the Obligations and/or any of the Collateral except to the extent caused by any Creditor Party’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable decision) In addition, each Assignor hereby indemnifies and saves each Creditor Party harmless from any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon any Creditor Party which results, arises out of or is based upon: (i) any misrepresentation by any Assignor or breach of any warranty by any Assignor in this Agreement or any Document or any agreement between any Assignor and the Agent and/or any Creditor Party relating hereto or thereto; or (ii) any breach or default in performance by the Assignors of any covenant or undertaking to be performed by the Assignors hereunder or under any Document, or any other agreement entered into by any Assignor and the Agent and/or any Creditor Party relating hereto or thereto or (iii) (a) unless such violation is caused by the gross negligence or willful misconduct of any Creditor Party, the violation of any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or cleanup (collectively, “Environmental Laws”), including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq. and 40 CFR §302.1 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq., and 40 CFR §116.1 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.) and the regulations promulgated pursuant to said laws, all as amended and relating to or affecting any Assignor and/or any Assignor’s properties, whether or not caused by or within the control of any Creditor Party and/or (b) unless such presence, release or threat of release is caused by the gross negligence or willful misconduct of any Creditor Party, the presence, release or threat of release of any hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) or any other substances or raw materials which are included under or regulated by Environmental Laws on, in, under or affecting all or any portion of any property of any Assignor or any surrounding areas, in all other cases, regardless of whether or not caused by or within the control of any Creditor Party;

(l) all commercial tort claims (as defined in the Uniform Commercial Code as in effect in the State of New York) held by any Assignor are set forth on Schedule C to this Master Security Agreement; each Assignor hereby agrees that it shall promptly, and in any event within five (5) business days after the same is acquired by it, notify the Agent of any commercial tort claim acquired by it and unless otherwise consented to in writing by the Agent, it shall enter into a supplement to this Master Security Agreement granting to the Agent, for the ratable benefit of the Creditor Parties, a security interest in such commercial tort claim, securing the Obligations; and

(m) (i) Not later than thirty (30) days following the delivery to ICF by the Agent of the form of lockbox documentation described below, ICF shall and shall cause Commerce Bank or such other financial institution accepted by the Agent in writing as may be selected by ICF (the “Lockbox Bank”) to enter into all such documentation acceptable to the Agent pursuant to which, among other things, the Lockbox Bank agrees to, following notification by the Agent (which notification the Agent shall only give following the occurrence and during the continuance of an Event of Default), comply only with the instructions or other directions of the Agent concerning the lockboxes maintained by ICF (the “Lockboxes”) with the Lockbox Bank and the Lockbox Deposit Account (as defined below). Not later than thirty (30) days following the delivery to ICF by the Agent of the form of lockbox documentation described above, ICF will (x) irrevocably direct all of its present and future Account Debtors (as defined below) and other persons or entities obligated to make payments constituting Collateral to make such payments directly to the Lockboxes at the Lockbox Bank (each such direction pursuant to this clause (x), a “Direction Notice”) and (y) provide the Agent with copies of each Direction Notice, each of which shall be agreed to and acknowledged by the respective Account Debtor.

(ii) Upon receipt of such payments, the Lockbox Bank shall agree to deposit the proceeds of such payments immediately upon receipt thereof in that certain deposit account maintained at the Lockbox Bank , or such other deposit account accepted by the Agent in writing (the “Lockbox Deposit Account”). All of ICF’s invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account (as hereinafter defined) of ICF or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox or such other address as the Agent may direct in writing. If, notwithstanding the instructions to Account Debtors, ICF receives any payments, ICF shall immediately remit such payments to the Lockbox Deposit Account in their original form with all necessary endorsements. Until so remitted, ICF shall hold all such payments in trust for and as the property of the Agent, for the ratable benefit of the Creditor Parties, and shall not commingle such payments with any of its other funds or property. For the purpose of this Master Security Agreement, (x) “Accounts” shall mean all “accounts”, as such term is defined in the UCC as in effect in the State of New York on the date hereof, now owned or hereafter acquired by ICF and (y) “Account Debtor” shall mean any person or entity who is or may be obligated with respect to, or on account of, an Account.

(iii) Each Company agrees that, notwithstanding anything contained in this Agreement to the contrary, failure to comply with Section 4(m)(i) above shall constitute an immediate Event of Default hereunder, not subject to any cure or grace.

5. The occurrence of any of the following events or conditions shall constitute an “Event of Default” under this Master Security Agreement:

(a) any covenant or any other term or condition of this Master Security Agreement is breached in any material respect and such breach, to the extent subject to cure, shall continue without remedy for a period of fifteen (15) days after the occurrence thereof;

(b) any representation or warranty, or statement made or furnished to any Creditor Party under this Master Security Agreement by any Assignor or on any Assignor’s behalf should prove to be false or misleading in any material respect on the date as of which made or deemed made;

(c) the loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon except to the extent:

(i) such loss is covered by insurance proceeds which are used to replace the item or repay the Creditor Parties; or

(ii) said levy, seizure or attachment does not secure indebtedness in excess of $100,000 in the aggregate for all Assignors and such levy, seizure or attachment has been removed or otherwise released within ten (10) days of the creation or the assertion thereof.

(d) an Event of Default (or similar term) shall have occurred under and as defined in any Document or any document, instrument or agreement entered into in connection therewith.

6. Upon the occurrence of any Event of Default and at any time thereafter, the Agent may and shall, following the request of those Purchasers holding not less than fifty percent (50%) of the outstanding amount under the Notes issued under the Securities Purchase Agreement, declare all Obligations immediately due and payable and the Agent shall have the remedies of a secured party provided in the UCC as in effect in the State of New York, this Agreement and other applicable law. Upon the occurrence of any Event of Default and at any time thereafter, the Agent will have the right to take possession of the Collateral and to maintain such possession on any Assignor’s premises or to remove the Collateral or any part thereof to such other premises as the Agent may desire. Upon the Agent’s request, each Assignor shall assemble or cause the Collateral to be assembled and make it available to the Agent at a place designated by the Agent. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to the applicable Assignor either at such Assignor’s address shown herein or at any address appearing on the Agent’s records for such Assignor. Any proceeds of any disposition of any of the Collateral shall be applied by the Agent to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys’ fees and other legal expenses and disbursements and the reasonable expenses of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by the Agent toward the payment of the Obligations in such order of application as the Agent may elect, and each Assignor shall be liable for any deficiency. For the avoidance of doubt, following the occurrence and during the continuance of an Event of Default, the Agent shall have the immediate right to withdraw any and all monies contained in the Lockbox Deposit Account or any other deposit accounts in the name of any Assignor and controlled by the Agent and apply same to the repayment of the Obligations (in such order of application as the Agent may elect). The parties hereto each hereby agree that the exercise by any party hereto of any right granted to it or the exercise by any party hereto of any remedy available to it (including, without limitation, the issuance of a notice of redemption, a borrowing request and/or notice of default), in each case, hereunder, under the Securities Purchase Agreement or under any other Related Agreement shall not constitute confidential information and no party shall have any duty to the other party to maintain such information as confidential.

7. Each Purchaser hereby irrevocably (i) appoints the Agent to act as collateral agent for the Purchasers under this Master Security Agreement, and (ii) authorizes the Agent to enter into any Related Agreement to which it is a party and to perform its duties and obligations thereunder, together with all powers reasonably incidental thereto and the Agent hereby accepts such appointment. All Collateral shall be held or administered by the Agent (or its duly-appointed agent) for its benefit and for the benefit of the other Creditor Parties. Any proceeds received by the Agent from the foreclosure, sale, lease or other disposition of any of the Collateral shall be paid over to the Agent for application in accordance with Section 6. The Agent shall have no duties or responsibilities except as set forth in this Agreement, nor shall it have any fiduciary relationship with any Purchaser, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any Related Agreement or otherwise exist against the Agent.

8. If any Assignor defaults in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on such Assignor’s part to be performed or fulfilled under or pursuant to this Master Security Agreement, the Agent may, at its option without waiving its right to enforce this Master Security Agreement according to its terms, immediately or at any time thereafter and without notice to any Assignor, perform or fulfill the same or cause the performance or fulfillment of the same for each Assignor’s joint and several account and at each Assignor’s joint and several cost and expense, and the cost and expense thereof (including reasonable attorneys’ fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate permitted by law, or, at the Agent’s option, debited by the Agent from the Lockbox Deposit Account or any other deposit accounts in the name of any Assignor and controlled by the Agent.

9. Each Assignor appoints the Agent, any of the Agent’s officers, employees or any other person or entity whom the Agent may designate as such Assignor’s attorney with power to (a)(i) execute such documents in each such Assignor’s behalf and to supply any omitted information and correct patent errors in any documents executed by any Assignor or on any Assignor’s behalf; (ii) to file financing statements against such Assignor covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as “all assets and all personal property, whether now owned and/or hereafter acquired” (or any substantially similar variation thereof)); (iii) to sign such Assignor’s name on any invoice or bill of lading relating to any accounts receivable, drafts against account debtors, schedules and assignments of accounts receivable, notices of assignment, financing statements and other public records, verifications of accounts receivable and notices to or from account debtors and (iv) to do all other things the Agent deems necessary to carry out the terms of this Master Security Agreement and (b) upon the occurrence and during the continuance of an Event of Default; (i) endorse such Assignor’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent’s possession; (ii) sign such Assignor’s name on any invoice or bill of lading relating to any accounts receivable, drafts against account debtors, schedules and assignments of accounts receivable, notices of assignment, financing statements and other public records, verifications of accounts receivable and notices to or from account debtors; (iii) verify the validity, amount or any other matter relating to any accounts receivable by mail, telephone, telegraph or otherwise with account debtors; (iv) do all other things necessary to carry out this Master Security Agreement, any other Related Agreement and all other related documents; and (v) notify the post office authorities to change the address for delivery of such Assignor’s mail to an address designated by the Agent, and to receive, open and dispose of all mail addressed to such Assignor. Each Assignor hereby ratifies and approves all acts of the attorney and neither the Agent nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). This power being coupled with an interest, is irrevocable so long as any of the Obligations remains unpaid.

10. No delay or failure on the Agent’s part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by the Agent and then only to the extent therein set forth, and no waiver by the Agent of any default shall operate as a waiver of any other default or of the same default on a future occasion. The Agent’s books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon each Assignor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. The Agent shall have the right to enforce any one or more of the remedies available to the Agent, successively, alternately or concurrently. Each Assignor agrees to join with the Agent in executing such documents or other instruments to the extent required by the UCC in form reasonably satisfactory to the Agent and in executing such other documents or instruments as may be required or deemed necessary, in each case in the exercise of the Agent’s reasonable discretion, by the Agent for purposes of affecting or continuing the Agent’s security interest in the Collateral.

11. The Assignors shall jointly and severally pay all of the Agent’s or any Purchaser’s out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel and appraisers, in connection with the preparation, execution and delivery of the Documents, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with any Document. The Assignors shall also jointly and severally pay all of the Agent’s or any Purchaser’s reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by the Documents, (b) the Agent’s obtaining performance of the Obligations under the Documents, including, but not limited to the enforcement or defense of the Agent’s security interests, assignments of rights and liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) any appraisals or re-appraisals of any property (real or personal) pledged to the Agent by any Assignor as Collateral for, or any other Person as security for, the Obligations hereunder and (e) any consultations in connection with any of the foregoing. The Assignors shall also jointly and severally pay the Agent’s or any Purchaser’s customary bank charges for all bank services (including wire transfers) performed or caused to be performed by the Agent or any Purchaser for any Assignor at any Assignor’s request or in connection with any Assignor’s loan account (if any) with any Creditor Party. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Assignors to any Creditor Party shall be payable on demand and shall be secured by the Collateral. If any tax by any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (each, a “Governmental Authority”) is or may be imposed on or as a result of any transaction between any Assignor, on the one hand, and any Creditor Party on the other hand, which such Creditor Party is or may be required to withhold or pay, the Assignors hereby jointly and severally indemnify and hold such Creditor Party harmless in respect of such taxes, and the Assignors will repay to such Creditor Party the amount of any such taxes which shall be charged to the Assignors’ account; and until the Assignors shall furnish such Creditor Party with indemnity therefor (or supply such Creditor Party with evidence satisfactory to it that due provision for the payment thereof has been made), such Creditor Party may hold without interest any balance standing to each Assignor’s credit (if any) and the Agent shall retain its liens in any and all Collateral.

12. THIS MASTER SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. All of the rights, remedies, options, privileges and elections given to the Agent hereunder shall inure to the benefit of the Agent’s successors and assigns. The term “Agent” as herein used shall include the Agent, any parent of the Agent, any of the Agent’s subsidiaries and any co-subsidiaries of the Agent’s parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Master Security Agreement shall inure to the benefit of each of the foregoing, and shall bind the representatives, successors and assigns of each Assignor.

13. Each Assignor hereby consents and agrees that the state or federal courts located in the County of New York, State of New York shall have exclusive jurisdiction to hear and determine any claims or disputes between Assignor, on the one hand, and any Creditor Party, on the other hand, pertaining to this Master Security Agreement or to any matter arising out of or related to this Master Security Agreement, provided, that each Creditor Party and each Assignor acknowledges that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Master Security Agreement shall be deemed or operate to preclude the Agent from bringing suit or taking other legal action in any other jurisdiction to collect, the Obligations, to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Agent. Each Assignor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Assignor hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. Each Assignor hereby waives personal service of the summons, complaint and other process issues in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such assignor at the address set forth on the signature lines hereto and that service so made shall be deemed completed upon the earlier of such Assignor’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

The parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suit, or proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between any Creditor Party, and/or any Assignor arising out of, connected with, related or incidental to the relationship established between them in connection with this Master Security Agreement or the transactions related hereto.

14. It is understood and agreed that any person or entity that desires to become an Assignor hereunder, or is required to execute a counterpart of this Master Security Agreement after the date hereof pursuant to the requirements of any Document, shall become an Assignor hereunder by (a) executing a Joinder Agreement in form and substance satisfactory to the Agent, (b) delivering supplements to such exhibits and annexes to such Documents as the Agent shall reasonably request and (c) taking all actions as specified in this Master Security Agreement as would have been taken by such Assignor had it been an original party to this Master Security Agreement, in each case with all documents required above to be delivered to the Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Agent.

15. All notices from the Agent to any Assignor shall be sufficiently given if mailed or delivered to such Assignor’s address set forth below.

[Balance of Page Intentionally Left Blank; Signature Page Follows]

16. This Master Security Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

Very truly yours, TRUE NORTH ENERGY CORPORATION

By:	/s/ John I. Folnovic
Name: John I. Folnovic Title: President and CEO

Address: 1400 Woodloch Forest Drive Suite 530 The Woodlands, TX 77380 Attention: Executive Officer Facsimile: (832) 553-7244

ICF ENERGY CORPORATION

By:	/s/ John I. Folnovic
Name: John I. Folnovic Title: President and CEO

Address: c/o True North Energy Corporation 1400 Woodloch Forest Drive Suite 530 The Woodlands, TX 77380 Attention: Executive Officer Facsimile: (832) 553-7244

[Signatures Continue on the Following Page.]

ACKNOWLEDGED: VALENS U.S. SPV I, LLC, as Agent and as a Purchaser

By:	Valens Capital Management, LLC, as investment manager

By:	/s/ Eugene Grin
Name: Eugene Grin Title: Authorized Signatory

Address: c/o Valens Capital Management, LLC 335 Madison Avenue, 10th Floor New York, New York 10017

VALENS OFFSHORE SPV II, CORP., as a Purchaser

By:	Valens Capital Management, LLC, as investment manager

By:	/s/ Eugene Grin
Name: Eugene Grin Title: Authorized Signatory

Address: c/o Valens Capital Management, LLC 335 Madison Avenue, 10th Floor New York, New York 10017

Exhibit A
to
MASTER SECURITY AGREEMENT
by
ICF ENERGY CORPORATION
and
TRUE NORTH ENERGY CORPORATION

Part I
Brazoria County, TX

Oil and Gas Leases and Minerals (all recording references are to the Official Records of Brazoria County, Texas)
Lessor	Lessee	Lease Date	Recording Information
Eugenia T. Whitlock Trust	Roger A Soape Inc	03/20/00	00 018426

Cornelia H. Decker , et al	Roger A Soape Inc	03/20/00	00 021735

Sylvia A. Woodruff	Roger A Soape Inc	03/02/00	00 013450

Billie Glenn Cornman	Roger A Soape Inc	03/02/00	00 015575

Vera Carmel Brown	Roger A Soape Inc	03/02/00	00 015576

Ernest E. Freeman, et ux	Roger A Soape Inc	03/02/00	00 015577

J. H. Rayburn Jr, et al	Roger A Soape Inc	02/17/00	00 013453

Mary L. Chase	Roger A Soape Inc	02/24/00	00 024490

J. H. Rayburn, Jr.	Roger A Soape Inc	02/17/00	00 018427

Jack S. Josey	Roger A Soape Inc	07/25/00	00 044259

J. Shelby Bryan	Roger A Soape Inc	07/28/00	00 044258

Josephine S Masterson	Roger A Soape Inc	09/18/00	01 036412

Kay C. Foster	Roger A Soape Inc	02/05/00	00 013451

Marjorie Persson, et al	Roger A Soape Inc	02/06/00	00 013452

Michael M. Martin	Roger A Soape Inc	03/17/00	00 018428

William Polk Martin	Roger A Soape Inc	03/17/00	00 018429

Thomas Masterson, III, et al	Roger A Soape Inc	07/17/00	00 033346

Peter M. Turnbull	Roger A Soape Inc	07/11/00	00 039724

Gloria C. Wilburn	Roger A Soape Inc	08/10/00	00 039725

Lynne Fisher Echegaray	Roger A Soape Inc	08/15/00	00 044257

Oil and Gas Leases and Minerals (all recording references are to the Official Records of Brazoria County, Texas)
Lessor	Lessee	Lease Date	Recording Information
Betsy Schwarz Vaughan, et al	Roger A Soape Inc	08/26/00	00 046881

Compass Bank Trustee	Prime Natural Resources Inc	12/20/00	01 037779

Mary Nell Enlow Boyd	Roger A Soape Inc	03/01/03	03 017685

Robert M. Davant Jr., et al	Roger A Soape Inc	06/23/00	00 033342

Elizabeth L. Howe	Roger A Soape Inc	07/01/00	00 033343

Amelia Ann Sundberg	Roger A Soape Inc	07/01/00	00 033344

Valerie L. Hundley	Roger A Soape Inc	07/01/00	00 033345

Mary L. Crecy	Prime Natural Resources Inc	02/01/02	02 025904

James T. Little	Prime Natural Resources Inc	02/03/02	02 025905

Mary Lou Eckerdt	Prime Natural Resources Inc	02/02/02	02 025906

Betty Lou Patterson	Prime Natural Resources Inc	02/04/02	02 025907

John W. Berry Jr	Prime Natural Resources Inc	02/04/02	02 025908

Robert Little	Prime Natural Resources Inc	02/04/02	02 025909

Lewis B. Demille	Prime Natural Resources Inc	02/04/02	02 025910

Norma Lathrop	Prime Natural Resources Inc	02/04/02	02 019489

James F. Lathrop, Jr.	Prime Natural Resources Inc	02/04/02	02 019490

Holy Comforter Episcopal	Prime Natural Resources Inc	02/05/02	02 019492

Anne H Mealey	Prime Natural Resources Inc	02/04/02	02 019493

Louise A. Miller	Prime Natural Resources Inc	02/04/02	02 019494

George Loe	Prime Natural Resources Inc	02/04/02	02 029006

Oil and Gas Leases and Minerals (all recording references are to the Official Records of Brazoria County, Texas)
Lessor	Lessee	Lease Date	Recording Information
Laura Ruth Haynie	Prime Natural Resources Inc	02/04/02	02 033083

Paris Eugene Smith	Prime Natural Resources Inc	06/03/02	02 033084

Sarah Janin Wilson Zerr	Prime Natural Resources Inc	06/03/02	02 039347

K. Wortham Smith	Prime Natural Resources Inc	06/03/02	02 043286

Floyd Fiser, Jr.	Prime Natural Resources Inc	10/23/02	03 003092

Corinne Laurie Brierley	Prime Natural Resources Inc	10/23/02	03 003091

Fern Fletcher	Prime Natural Resources Inc	02/21/03	03 022644

Shirley W. Fiser, et al	Prime Natural Resources Inc	10/23/02	03 026623

Herman Bell, et ux	Prime Natural Resources Inc	03/07/02	02 019491

Jimmy Phillips, Jr.	Prime Natural Resources Inc	03/04/02	02 019495

Michael Phillips	Prime Natural Resources Inc	03/04/02	02 019496

Arthur Ray Clark, Sr., et ux	Prime Natural Resources Inc	03/09/02	02 029005

Peggy Gupton Boone	Prime Natural Resources Inc	03/21/02	02-029001

Dolores Gupton Rader	Prime Natural Resources Inc	03/21/02	02-029002

Kirby W. Gupton	Prime Natural Resources Inc	03/06/02	02 029003

Denise Gupton Ingram	Prime Natural Resources Inc	03/18/02	02 029004

Earnestine Grise Randon	Prime Natural Resources Inc	03/09/02	02-029000

Devon Energy Production Co.	Prime Natural Resources Inc	04/29/02	02 049386

Anthony Alexander, Sr.	Prime Natural Resources Inc	04/24/02	02 031957

Oil and Gas Leases and Minerals (all recording references are to the Official Records of Brazoria County, Texas)
Lessor	Lessee	Lease Date	Recording Information
Josephine Masterson	Prime Natural Resources Inc	04/23/02	02 039348

Jack S. Josey	Prime Natural Resources Inc	05/03/02	02 039349

J. Shelby Bryan	Prime Natural Resources Inc	06/14/02	02 055294

Eugenia T. Whitlock Trust	Prime Natural Resources Inc	04/22/02	03 010299

Ethel F. Graham, Indep. Exec.	Prime Natural Resources Inc	11/15/03	03 078513

Devon Energy Production Co.	Prime Natural Resources Inc	04/02/03	03 023650

Fee Mineral Tract
All of Prime Natural Resources, Inc. interest in 316.85 acres, more or less out of the S. F. Austin League No. 48. being the same lands conveyed to Prime Natural Resources, Inc. by Mineral and Royalty Deed from Roger A. Soape, Inc. dated July 18, 2003, recorded as Document No. 03 046145 of the Official Records of Brazoria County, Texas.

Units

O’ Leary Unit No. 1
662 acres of land, more or less, out of the Stephen F. Austin League No. 48, A-26 and the George Harrison Survey, A-73, Brazoria County, Texas, described in that certain Designation of Unit (O’Leary Gas Unit) filed June 13, 2003, recorded under Clerk’s File No. 03-035767, as amended by documents recorded under Clerk’s File Nos. 03-046147 and 2004020014 of the Official Records of Brazoria County, Texas.

Devon Fee Gas Unit
401.85 acres, more or less, out of the Stephen F. Austin League No. 48, A-26, Brazoria County, Texas, being the Devon Fee Gas Unit as described in that certain designation of Unit dated April 28, 2004, recorded at Entry 2004024815, in the Official Records of Brazoria County, Texas.

Wells

Well	API Well No.	Working Interest	Net Revenue Interest
O’Leary Unit No. 1	42-039-32803	40.6700%	29.0120%
Devon Fee No. 1	42-039-32823	75.0000%	60.4500%* Includes fee minerals

Contracts

DEVON FEE NO. 1

1.	Gas Transportation Agreement dated August 1, 2007, between Sweeny Gathering, L.P.. and Prime Natural Resources, Inc.

2.	Participation Agreement dated October 1, 2003 between Burk Davis Gulf Coast and Prime Natural Resources, Inc.

3.	Joint Operating Agreement dated October 1, 2003 between Davis Gulf Coast and Prime Natural Resources, Inc.

4.	Crude Oil Sales Contract dated May 24, 2004 between Cokinos Oil Company and Prime Natural Resources, Inc.

5.	Gas Sales Contract dated May 24, 2004 between Prime Natural Resources, Inc. and Cokinos Oil Company

O’LEARY GAS UNIT

1.	Crude Oil Sales Contract dated June 25, 2007 between Cokinos Oil Company and Prime Natural Resources, Inc.

2.	Joint Operating Agreement dated February 14, 2003 between Davis Gulf Coast and Prime Natural Resources, Inc.

3.	Letter Agreement dated May 2, 2003 between Davis Gulf Coast and Prime Natural Resources, Inc.

4.	Letter Agreement dated March 13, 2003 between Davis Gulf Coast and Prime Natural Resources, Inc.

5.	Letter of Intent dated February 10, 2003 between Davis Gulf Coast and Prime Natural Resources, Inc.

6.	Sales Letter dated May 1, 2003 between Hilcorp and Prime Natural Resources, Inc.

PROSPECTS

1.	Letter Agreement dated May 1, 2003 between Hilcorp and Prime Natural Resources, Inc.

Part 2
Moffat County, Colorado

Oil and Gas Leases

An undivided 100 % of the leasehold estate (record title and operating rights) created by the following described Oil and Gas Leases covering the following described Lands:

Lessor:	United States of America COC-69739
	Lessee:	DEP Mineral Services, Inc.
	Date:	July 1, 2006
	Recorded:	Reception No. 20075039
	Description:	T5N-R97W, 6th PM
Section 28: W/2 NW/4
Section 29: E/2 NE/4; W/2 E/2; S/2 NW/4; SW/4
Section 30: Lots 5, 6, 7 and 8; S/2 NE/4; E/2 W/2; SE/4

Lessor:	United States of America COC-69740
	Lessee:	DEP Mineral Services, Inc.
	Date:	July 1, 2006
	Recorded:	Reception No. 20075040
	Description:	T5N-R97W, 6th PM
Section 31: Lots 5, 6, 7 and 8; E/2; E/2 W/2

Lessor:	United States of America COC-69741
	Lessee:	DEP Mineral Services, Inc.
	Date:	December 1, 2006
	Recorded:	Reception No. 20075041
	Description:	T5N-R97W, 6th PM
Section 32: W/2 E/2; W/2; SE/4 SE/4
Section 33: W/2 E/2; E/2 W/2; SW/4 NW/4; W/2 SW/4

Lessor:	United States of America COC-69744
	Lessee:	DEP Mineral Services, Inc.
	Date:	December 1, 2006
	Recorded:	Reception No. 20075042
	Description:	T4N-R98W, 6th PM
Section 25: Lots 1, 3 and 5; N/2; N/2 S/2; SW/4 SW/4
Section 26: SE/4 NE/4; E/2 SE/4
Section 35: E/2 E/2
Section 36: Lots 4, 5, 12, 13, 16 and 18; W/2 W/2

Lessor:	United States of America COC-69746
	Lessee:	DEP Mineral Services, Inc.
	Date:	July 1, 2006
	Recorded:	Reception No. 20075043
	Description:	T4N-R98W, 6th PM
Section 11: Lots 5, 6, 7 and 8; S/2
Section 12: Lots 5, 6, 7 and 8; S/2
Section 13: All
Section 14: All

Lessor:	United States of America COC-69749
	Lessee:	DEP Mineral Services, Inc.
	Date:	December 1, 2006
	Recorded:	Reception No. 20075044
	Description:	T4N-R98W, 6th PM
Section 23: N/2; SW/4
Section 24: All

Lessor:	United States of America COC-69751
	Lessee:	DEP Mineral Services, Inc.
	Date:	December 1, 2006
	Recorded:	Reception No. 20075045
	Description:	T4N-R98W
Section 27: All
Section 28: All

Lessor:	United States of America COC-69752
	Lessee:	DEP Mineral Services, Inc.
	Date:	December 1, 2006
	Recorded:	Reception No. 20075046
	Description:	T4N-R98W, 6th PM
Section 29: S/2 N/2; S/2
Section 30: Lots 7, 8 and 10; S/2 NE/4; NE/4 SW/4;
SE/4
Section 31: Lots 8, 9, 14, 15 and 20; E/2
Section 32: All

Lessor:	United States of America COC-69753
	Lessee:	DEP Mineral Services, Inc.
	Date:	December 1, 2006
	Recorded:	Reception No. 20075047
	Description:	T4N-R98W, 6th PM
Section 33: All
Section 34: All

Lessor:	United States of America COC-69758
	Lessee:	DEP Mineral Services, Inc.
	Date:	December 1, 2006
	Recorded:	Reception No. 20075048
	Description:	T5N-R98W, 6th PM
Section 11: NE/4; E/2 NW/4; NW/4 NW/4; NE/4 SW/4;
N/2 SE/4
Section 12: W/2
Section 14: NW/4 NW/4
Section 15: E/2 NE/4

Lessor:	United States of America COC-69784
	Lessee:	Constance N. Knight
	Date:	December 1, 2006
	Recorded:	Reception No. 20075038
	Description:	T5N-R99W, 6th PM
Section 27: All
Section 28: All
Section 33: All
Section 34: All

Lessor:	United States of America COC-69426
	Lessee:	Over The Hill Land Services, LLC
	Date:	August 1, 2006
	Recorded:	Reception No. 20075037
	Description:	T4N-R97W, 6th PM
Section 17: N/2; N/2 SE/4; SW/4
Section 18: Lots 5, 6, 7 and 8; E/2 W/2; E/2
Section 19: Lots 5, 6, 7 and 8; E/2 W/2; E/2
Section 20: W/2; SE/4

Part 3
Alaska

Anchorage Recording District
Third Judicial District

Oil and Gas Leases (all recording references are to Official Records of the Anchorage Recording District, Alaska)
Lease Number	Grantor	Grantee	Lease Date	Recording Information
ADL 389932	SOA	Richard E. Wagner	01/01/02	2007-058530-0
ADL 390087	SOA	Monte J. Allen	12/01/02	2007-058531-0
ADL 390567	SOA	Daniel K. Donkel Kenneth A. Mehaffey George Kasper	06/01/05	2007-058532-0
ADL 390722	SOA	Daniel K. Donkel Samuel H. Cade Robert James Newman H. Jerry Hodgden	10/01/06	2007-058533-0
ADL 390723	SOA	Daniel K. Donkel Samuel H. Cade Robert James Newman H. Jerry Hodgden	10/01/06	2007-058534-0
ADL 390745	SOA	Daniel K. Donkel Samuel H. Cade	10/01/06	2007-058535-0
ADL 390572	SOA	Monte J. Allen	10/01/06	2007-058536-0
ADL 390383	SOA	Douglas A. Barr Daniel K. Donkel George Kasper Robert O. Bolt	10/01/03	2007-058537-0

Barrow Recording District
Second Judicial District

Oil and Gas Leases (all recording references are to Official Records of the Barrow Recording District, Alaska)
Lease Number	Grantor	Grantee	Lease Date	Recording Information
ADL 390834	SOA	Daniel K. Donkel Samuel H. Cade	03/01/07	2007-000320-0
ADL 390839	SOA	Daniel K. Donkel Samuel H. Cade	03/01/07	2007-000321-0
ADL 390840	SOA	Daniel K. Donkel Samuel H. Cade	03/01/07	2007-000322-0
ADL 390841	SOA	Daniel K. Donkel Samuel H. Cade	03/01/07	2007-000323-0

SCHEDULE B

Entity	Jurisdiction of Formation	Organization Identification Number
True North Energy Corporation	Nevada	C9161-2004
ICF Energy Corporation	Texas	800864855

SCHEDULE C

COMMERCIAL TORT CLAIMS

None.